UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): April 2, 2019 (March 29, 2019)

DOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38646	30-1128146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 H.H. Dow Way

Midland, MI 48674

(Address of principal executive offices)(Zip Code)

(989) 636-1000

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 1, 2019 (the “distribution date”), DowDuPont Inc. (“DowDuPont”) completed the previously announced separation of its materials science business. The separation was completed by way of a pro rata distribution of all of the then-issued and outstanding shares of common stock, par value $0.01 per share, of Dow Inc. (“Dow”) to holders of record of DowDuPont common stock as of the close of business on March 21, 2019 (the “record date”).

As a result of the distribution, which was effective as of 5 p.m., Eastern time on the distribution date (the “Effective Time”), Dow is now an independent, publicly traded company and the Dow common stock is listed on the New York Stock Exchange under the symbol “DOW.” The separation, distribution and related internal reorganization transactions undertaken by DowDuPont in connection therewith are referred to in this Current Report on Form 8-K as the “Separation.”

As a result of the Separation, Dow became the direct parent company of The Dow Chemical Company (“TDCC”), and the “successor issuer” to TDCC pursuant to Rule 15d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Current Report on Form 8-K serves as notice that Dow is the successor issuer to TDCC.

In connection with the Separation, effective as of April 1, 2019, Dow entered into certain agreements with DowDuPont and/or Corteva, Inc., a subsidiary of DowDuPont that was formed to serve as the parent company for DowDuPont’s agriculture business, including each of the following:

•	Separation and Distribution Agreement

•	Tax Matters Agreement

•	Employee Matters Agreement

•	Intellectual Property Cross-License Agreements

A summary of each of the foregoing agreements can be found in the section entitled “Dow’s Relationship with New DuPont and Corteva Following the Distribution,” contained in the information statement (the “Information Statement”) filed as Exhibit 99.1 to Amendment No. 4 to the Registration Statement on Form 10 (File No. 001-38646) filed by Dow with the Securities and Exchange Commission on March 8, 2019, which summaries are incorporated by reference into this Item 1.01 as if restated in their entirety herein.

In addition, the descriptions of the foregoing agreements contained in the Information Statement do not purport to be complete, and the descriptions set forth herein are qualified in their entirety by reference to the complete terms of those agreements, which are attached as Exhibits 2.1 and 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

Immediately prior to the Separation, Dow was a wholly owned subsidiary of DowDuPont. As of the Effective Time, Dow is now an independent, publicly traded company, and DowDuPont has no ownership interest in Dow. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On April 1, 2019, effective as of immediately prior to the Effective Time, the size of the board of directors of Dow (the “Board”) was expanded from three to ten members, and Howard I. Ungerleider resigned from the Board. Effective as of immediately prior to the Effective Time, each of Jeff M. Fettig, Ajay Banga, Jacqueline K. Barton, Wesley G. Bush, Richard K. Davis, Jacqueline C. Hinman, Ruth G. Shaw and Daniel W. Yohannes were appointed to the Board to fill the vacancies created by Mr. Ungerleider’s resignation and the expansion of the size of the Board. James R. Fitterling, who was elected to the Board effective August 30, 2018, and James A. Bell, who was appointed to the Board on March 20, 2019, will continue to serve as directors of the Company following the Separation. Effective as of the Effective Time, Mr. Fettig was appointed to serve as non-executive Chairman of the Board.

Biographical information for each member of the Board can be found in the Information Statement under the section entitled “Management—Board of Directors Following the Distribution,” which section is incorporated by reference into this Item 5.02.

As of the Effective Time:

•

Audit Committee: Messrs. Bush, Davis and Yohannes and Ms. Hinman were appointed as members of the Audit Committee of the Board, and Mr. Bell was appointed the Chair of the committee. Mr. Bell had previously been appointed to serve as a member of the Audit Committee of the Board effective March 20, 2019, and will continue to serve in that capacity.

•

Compensation and Leadership Development Committee: Ms. Shaw and Messrs. Banga and Fettig were appointed as members of the Compensation and Leadership Development Committee of the Board. Ms. Shaw was appointed as the Chair of the committee.

•	Corporate Governance Committee: Messrs. Fettig, Banga, Bell and Davis were appointed as members of the Corporate Governance Committee of the Board. Mr. Fettig was appointed the Chair of the committee.

Each of the non-employee directors of Dow will receive compensation for their service as a director or committee member, including any additional compensation for services as chairperson of the Board or any committee, in accordance with the plans and programs more fully described in the Information Statement under the heading “Management—Director Compensation,” which is incorporated by reference into this Item 5.02.

        There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under

Item 404(a) of Regulation S-K.

Appointment of Executive Officers

Mr. Fitterling was previously appointed Chief Executive Officer of Dow and Mr. Ungerleider was previously appointed President and Chief Financial Officer of Dow. Each will continue to serve in such capacity following the Separation.

In connection with the Separation, the following individuals also became executive officers of Dow, effective as of the Effective Time:

Name	Position

Karen S. Carter	Chief Human Resources Officer

Ronald C. Edmonds	Controller and Vice President of Controllers and Tax

Peter Holicki	Senior Vice President of Manufacturing & Engineering and Environment, Health & Safety Operations

A.N. Sreeram	Senior Vice President of Research & Development and Chief Technology Officer

Amy E. Wilson	General Counsel and Corporate Secretary

Biographical information on each of the executive officers can be found in the Information Statement under the section entitled “Management—Executive Officers Following the Distribution,” which is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2019, the certificate of incorporation of Dow was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). Effective as of the Effective Time, the bylaws of Dow were amended and restated in their entirety (the “Amended and Restated Bylaws”). A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Dow’s Capital Stock,” which description is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference herein.

Item 8.01.	Other Events.

Press Release

On April 1, 2019, Dow issued a press release announcing the completion of the Separation and the start of Dow’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.1.

Corporate Policies

In connection with the Separation, effective as of the Effective Time, the Board adopted Corporate Governance Guidelines and a Code of Conduct applicable to the Board as well as all officers and employees of Dow. The Audit Committee also adopted a Code of Financial Ethics. Copies of these policies are available on Dow’s website at www.dow.com.

Pro Forma Financial Information

In connection with the Separation, Dow is voluntarily filing as Exhibit 99.2 attached hereto unaudited pro forma combined financial information of TDCC, after giving effect to (i) the distribution to DowDuPont, in connection with the Separation, of the legal entities previously owned by TDCC or one of its subsidiaries and associated with DowDuPont’s specialty products business (the “Dow SpecCo Disposition), and the legal entities previously owned by TDCC or one of its subsidiaries and associated with DowDuPont’s agriculture business (the “Dow AgCo Disposition”) and (ii) the acquisition by TDCC of the legal entities associated with DowDuPont’s materials science business not previously owned by TDCC, including E. I. du Pont de Nemours and Company’s ethylene and ethylene copolymers businesses (other than its ethylene acrylic elastomers business) (the “ECP Acquisition”). This unaudited pro forma combined financial information makes updates to the pro forma financial information previously included in the Information Statement as described in Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*	Separation and Distribution Agreement by and among DowDuPont Inc., Dow Inc., and Corteva, Inc.

3.1	Amended and Restated Certificate of Incorporation of Dow Inc.

3.2	Amended and Restated Bylaws of Dow Inc.

10.1*	Tax Matters Agreement by and among DowDuPont Inc., Dow Inc., and Corteva, Inc.

10.2*	Employee Matters Agreement by and among DowDuPont Inc., Dow Inc., and Corteva, Inc.

10.3*	MatCo/SpecCo Intellectual Property Cross-License Agreement by and among DowDuPont Inc., the SpecCo Licensors and SpecCo Licensees identified therein, Dow Inc. and the MatCo Licensors and MatCo Licensees identified therein.

10.4*	MatCo/AgCo Intellectual Property Cross-License Agreement by and among Dow Inc., the MatCo Licensors and MatCo Licensees identified therein, Corteva, Inc., and the AgCo Licensors and AgCo Licensees identified therein.

99.1	Press Release, dated April 1, 2019.

99.2	Unaudited pro forma combined financial information of The Dow Chemical Company (reflecting the Dow SpecCo Disposition and Dow AgCo Disposition, together with combined information giving effect to the ECP Acquisition).

* Upon request by the Securities and Exchange Commission (the “SEC”), Dow hereby undertakes to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement; provided, however, that Dow may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2019	DOW INC.

	By:	/s/ Howard I. Ungerleider
Name: Howard I. Ungerleider
Title: President and Chief Financial Officer